EXHIBIT 10.2

First Amendment
to
Master License Agreement

This First Amendment dated as of September 3, 2008 to Master License Agreement dated as of October 25, 2006 between XIOM Corp. (“XIOM”) and Extreme Mobile Coatings, Inc. (as successor to A&C Coatings, LLC) (“Extreme”).

WHEREAS, XIOM and Extreme are parties to that certain Master License Agreement dated as of October 25, 2006 (the “License Agreement”);

WHEREAS, XIOM and Extreme wish to amend Section 4(a) of the License Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.	Section 4(a) is hereby amended to read in its entirety as follows:

“Obligations of A&C. In consideration of the licenses granted hereunder, during the Term of this Agreement, A&C covenants and agrees as follows:

a.	To establish, as a minimum performance condition of this Agreement:

i.	at least ten (10) Franchisees by December 31, 2009, and

ii.
at least ten (10) Franchisees each year thereafter. Only Franchisees in good standing shall count towards satisfaction of the above minimum performance conditions. A Franchisee in good standing shall be defined as a powdercoat business operated by a Franchisee that for any three quarters of four quarters in a calendar year, either (a) completes one job of a minimum value of $5,000 or (b) purchases 500 pounds of XIOM coatings.”

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

XIOM Corp.

By:
Name: Andrew Mazzone
Title: President

Extreme Mobile Coatings, Inc.

By:
Name: James W. Zimbler
Title: Executive Vice President